Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-103735 and 333-133712) relating to the Future Brands LLC Retirement Savings Plan, and the prospectuses related thereto, of our report dated June 28, 2006 relating to the financial statements of the Future Brands LLC Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 27, 2007